Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is entered into as of June 15, 2025, by and between 365 Retail Markets, LLC a Delaware limited liability company (“Parent”), and [●] (“Shareholder”). Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Shareholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act) of certain issued and outstanding shares of common stock, without par value (“Shares”), of Cantaloupe, Inc., a Pennsylvania corporation (the “Company”),

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Catalyst Holdco I, Inc., a Delaware corporation, Catalyst Holdco II, Inc., a Delaware corporation, Catalyst MergerSub Inc., a Delaware corporation (“Merger Subsidiary”), and the Company are entering into an Agreement and Plan of Merger as of the date hereof (as may be amended, the “Merger Agreement”), a copy of which has been made available to Shareholder prior to the entry hereof, which provides for, among other things, the merger of Merger Subsidiary with and into the Company (the “Merger”), upon the terms and conditions set forth therein, and

WHEREAS, Shareholder (solely in Shareholder’s capacity as the beneficial owner of the Subject Securities (as defined below)) is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

section 1. Certain Definitions

For purposes of this Agreement:

(a)            “Contemplated Transactions” shall mean (i) all actions and transactions contemplated by the Merger Agreement, including the Merger, and (ii) all actions and transactions contemplated by this Agreement.

(b)            “Expiration Date” shall mean the earliest of: (i) the Effective Time; (ii) the date on which the Merger Agreement is validly terminated pursuant to Article 10 of the Merger Agreement in accordance with its terms; and (iii) the date of any modification, waiver or amendment to any provision of the Merger Agreement effected without Shareholder’s consent that (w) decreases the amount or changes the form of Merger Consideration , (x) extends the End Date or (y) imposes any additional conditions on the consummation of the Merger.

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(c)            Shareholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Shareholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the 1934 Act) of such security.

(d)            “Permitted Lien” shall mean any (i) Lien arising under this Agreement, (ii) restrictions on transfer arising under applicable securities laws and (iii) with respect to Company Equity Awards, any Lien created by the terms of any Company Stock Plan or award agreement thereunder.

(e)            “Subject Securities” shall mean: (i) all Company Common Stock (including all Company Equity Awards and other rights to acquire Company Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional Company Common Stock (including all additional Company Equity Awards and other rights to acquire Company Common Stock) of which Shareholder acquires Ownership during the Voting Period.

(f)            “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

(g)            “Willful and Material Breach” means a material breach of, or a material failure to perform, any covenant, representation, warranty or agreement set forth in this Agreement, in each case that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, with the knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a breach of this Agreement.

section 2. Transfer of Subject Securities and Voting Rights

2.1            Restriction on Transfer of Subject Securities.

  (a)            Subject to Section 2.2, during the Voting Period, Shareholder shall not (and Shareholder shall not permit any Person under Shareholder’s control to), without the prior written consent of Parent, directly or indirectly: (i) grant or permit the grant of any proxies, powers of attorney, rights of first offer or refusal or other authorizations in or with respect to, or enter into any voting trust or voting agreement or arrangement with respect to, any Subject Securities or any interest therein; (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”), any Subject Securities or any interest therein; (iii) create or otherwise permit any Lien or other restriction to be created on any Subject Securities (other than Permitted Liens); (iv) enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other Person, with respect to any Subject Securities or any interest therein (other than, if applicable, the Redemption); (v) enter into any Contract with any Person with respect to the direct or indirect Transfer of any Subject Securities or any interest therein; (vi) enter into a swap or other agreement or any transaction that Transfers, in whole or in part, the economic consequence of ownership of any Subject Securities; or (vii) agree to do or any of the foregoing. Shareholder shall not, and shall not permit any Person under Shareholder’s control or any of their respective Representatives acting on their behalf to, seek or solicit any such Transfer or any such Contract. Without limiting the generality of the foregoing, Shareholder shall not tender, agree to tender or cause or permit to be tendered any Subject Shares into or otherwise in connection with any tender or exchange offer.

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2.2            Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Shareholder: (a) if Shareholder is an individual (i) to any member of Shareholder’s immediate family, (ii) upon the death of Shareholder, (iii) to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder for bona fide estate planning purposes or (iv) to a partnership, limited liability company or other entity of which the Shareholder and/or the immediate family of the Shareholder are the legal and beneficial owners of all the outstanding equity securities or similar interests; or (b) if Shareholder is a corporation, partnership, trust, limited liability company or other business entity, (i) to another corporation, partnership, trust, limited liability company or other business entity that is an Affiliate controlled by the Shareholder, (ii) to one or more partners or members of Shareholder or to an Affiliate under common control with Shareholder or (iii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Shareholder or Affiliates of such Shareholder (including, for the avoidance of doubt, where such Shareholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

2.3            Attempted Transfers. Any attempted Transfer of Subject Securities, or any interest therein, in violation of this Section 2 shall be null and void. In furtherance of this Agreement, Shareholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Securities on the books of the Company in violation of this Agreement. If so requested by Parent, Shareholder agrees that its Subject Securities shall bear a legend, reasonably acceptable in form and substance to Parent, stating that such Subject Securities are subject to this Agreement.

section 3. Voting of Shares

3.1            Voting Covenant. Shareholder hereby agrees that, during the Voting Period, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall cause the Subject Securities [(other than Company Options which have not been exercised to purchase Company Common Stock and Company RSUs)]1 to be voted:

  (a)            in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption of the Merger Agreement, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any proposal (to the extent permitted by Section 6.02 of the Merger Agreement) to adjourn the applicable meeting;

  (b)            against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

  (c)            against the following actions (other than the Merger and the Contemplated Transactions): (i) any change in the Company Board; (ii) any action or proposal to amend, or waive any provision of the Company Charter or Company Bylaws; (iii) any Acquisition Proposal or any agreement related thereto, and any action in furtherance of any Acquisition Proposal and (iv) any other action which is intended, or would reasonably be expected, to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.

1 To be included in the form for the Company’s directors and officers.

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3.2            Other Voting Agreements. During the Voting Period, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with Section 3.1.

3.3            Proxy Card; Revocation of Proxies.

  (a)            Prior to the Expiration Date, Shareholder shall promptly (but in any event within three Business Days after receipt thereof) execute and deliver to the Company or the proxy solicitor (or cause the holders of record of the Subject Securities to execute and deliver to the Company or the proxy solicitor), any proxy card or voting instructions it receives that is sent by the Company to its shareholders soliciting proxies with respect to any matter described in Section 3.1 which shall be voted in the manner described in Section 3.1, and such vote during the Voting Period shall not be amended, withdrawn or rescinded.

  (b)            Shareholder hereby revokes (and agrees to cause to be revoked) any and all proxies, if any, that it has heretofore granted with respect to its Subject Securities. Shareholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would in any way restrict, limit or interfere with the performance of any of Shareholder’s obligations hereunder or any of the actions contemplated hereby.

3.4            Notwithstanding anything to the contrary in this Agreement, if at any time during the Voting Period, a Governmental Authority of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting Shareholder from taking any action pursuant to Section 3.1 or Section 3.3, then the obligations of Shareholder set forth in Section 3.1 or Section 3.3, as applicable, shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Shareholder from taking any such action.

3.5            Notwithstanding anything herein to the contrary in this Agreement, this Section 3 shall not require Shareholder to be present (in person or by proxy) or vote (or cause to be voted) any of such Shareholder’s Subject Securities to amend, modify or waive any provision of the Merger Agreement in a manner that (a) reduces the amount or changes the form of the Merger Consideration(b) extends the End Date or (c) imposes any additional conditions on the consummation of the Merger . Notwithstanding anything to the contrary in this Agreement, Shareholder shall remain free to vote (or execute consents or proxies with respect to) such Shareholder’s Subject Securities with respect to any matter other than as set forth in Section 3.1 in any manner such Shareholder deems appropriate.

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section 4. Representations and Warranties of Shareholder

Shareholder hereby represents and warrants to Parent as follows:

4.1            Authorization, etc. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Shareholder’s obligations hereunder. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity. If Shareholder is a corporation, then Shareholder is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized. If Shareholder is a limited liability company, then Shareholder is a limited liability company duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized. Shareholder has reviewed and understands the terms of this Agreement, and Shareholder has consulted and relied upon Shareholder’s counsel in connection with this Agreement.

4.2            No Conflicts or Consents.

  (a)            The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not: (i) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order applicable to Shareholder or by which Shareholder or any of Shareholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien (other than Permitted Liens) on any of the Subject Securities pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties is or may be bound or affected, in each case, except for any such contravention, conflict, breach, default, right of termination, amendment, acceleration, cancelation or Lien that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Shareholder of its obligations under this Agreement.

  (b)            The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, require any consent, filing or notice of any Person.

4.3            Title to Securities. As of the date of this Agreement: (a) Shareholder holds of record (free and clear of any Liens (including any restriction to the right to vote), other than Permitted Liens) the number of outstanding Shares set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Shareholder holds (free and clear of any Liens, other than Permitted Liens) the Company Equity Awards and other rights to acquire Shares set forth under the heading “Company Equity Awards” on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, Company Equity Award or option or any other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the Shares, Company Equity Awards and other rights set forth on the signature page hereof.

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4.4            No Other Representations. Except for the representations and warranties of the Shareholder contained in this Section 4, no Shareholder is making or has made, and no other Person is making or has made, on behalf of any Shareholder, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby. No Person acting on behalf of the Company is making or has made any express or implied representation or warranty with respect to the Shareholder or any of its Affiliates or with respect to any other information made available to the Company or Parent in connection with the transactions contemplated by this Agreement.

section 5. Representations and Warranties of PARENT

Parent hereby represents and warrants to Shareholder as follows:

5.1            Authorization, etc. Parent has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Parent’s obligations hereunder. This Agreement has been duly executed and delivered by Parent and constitutes legal, valid and binding obligations of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity. Parent is a limited liability company duly organized, validly existing and in good standing under the Applicable Laws of the state of Delaware.

5.2            No Conflicts or Consents. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not: (i) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law applicable to Parent or by which Parent or any of Parent’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, any Contract to which Parent is a party or by which Parent or any of Parent’s properties is or may be bound or affected, in each case, except for any such contravention, conflict, breach, default, right of termination, amendment, acceleration or cancelation that would not, individually or in the aggregate have a Parent Material Adverse Effect.

5.3            No Other Representations. Except for the representations and warranties of Parent contained in this Section 5, Parent is not making and has not made, and no other Person is making or has made, on behalf of Parent, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby. No Person acting on behalf of Parent is making or has made any express or implied representation or warranty with respect to Parent or any of its Affiliates or with respect to any other information made available to the Shareholder in connection with the transactions contemplated by this Agreement.

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section 6. Miscellaneous

6.1            Shareholder Information.

  (a)            Shareholder hereby agrees to permit Parent and Merger Subsidiary to publish and disclose in the Proxy Statement and any other filing or disclosure required under the 1934 Act to be made by Parent, Merger Subsidiary or its Affiliates, Shareholder’s identity and ownership of Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement and agrees to promptly furnish to Parent or the Company, as applicable, any information it may reasonably require for the preparation of any such disclosure documents; provided, that Parent shall (with respect to such filing or disclosure required to be made by Parent) give the Shareholder and its legal counsel a reasonable opportunity to review and comment on such disclosures, and shall consider in good faith any such reasonable comments prior to any such disclosures being made public. Shareholder acknowledges that the Company will publish and disclose Shareholder’s identity and ownership of Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, in the Proxy Statement and any other filings or disclosure required under the 1934 Act.

  (b)            Shareholder agrees to promptly notify Parent, Merger Subsidiary and the Company, as applicable, of any required corrections with respect to any such information, if and to the extent that any such information shall have become false or misleading in any material respect.

  (c)            Shareholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the Contemplated Transactions and shall not issue any such press release or make any public statement without the written approval of Parent, except as may be required by Applicable Law; provided that this Section 6.1(c) does not apply to statements made by the Company or the Company Board, which shall instead be governed by the applicable provisions of the Merger Agreement.

6.2            Acquisition Proposals.

  (a)            Subject to Section 6.3, during the Voting Period, each Shareholder shall not, directly or indirectly, and shall cause each of Shareholder’s Representatives acting on its behalf not to, directly or indirectly: (i) solicit, initiate, propose or take any action to knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal or any Inquiry; (ii) furnish any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records relating to the Company or any of its Subsidiaries in connection with or in response to any Acquisition Proposal or any Inquiry, (iii) enter into, continue or otherwise participate or engage in any discussions or negotiations with, or otherwise knowingly cooperate or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any Third Party or its Representatives regarding any Acquisition Proposal or any Inquiry; (iv) make any public statement (including by press release) that could reasonably be interpreted that Shareholder no longer supports the Merger; (v) agree or publicly propose to take any of the actions referred to in this Section 6.2 or otherwise prohibited by this Agreement or (vi) otherwise knowingly facilitate any effort or attempt to make or implement any Acquisition Proposal or any Inquiry or enter into any Company Acquisition Agreement or other similar document or Contract relating to any Acquisition Proposal or any Inquiry; provided, that to the extent that the Company is expressly permitted to take any action or not prohibited from taking any action pursuant to Section 6.03 of the Merger Agreement, Shareholder and its investment bankers, attorneys and other advisors and other Representatives shall also be so permitted or not prohibited.

  (b)            Upon the execution hereof, Shareholder shall, and shall direct its Representatives to, cease immediately and cause to be terminated any and all existing activities, solicitations, discussions or negotiations, if any, with any Person conducted prior to the date of this Agreement (other than the Company, Parent and its Affiliates) with respect to any Acquisition Proposal or any Inquiry, and shall refrain from engaging in any future discussions or negotiations between Shareholder and any Person (other than Parent and its Affiliates) with respect to any sale of any Shares held by Shareholder (other than to state that Shareholder is currently not permitted to engage in such discussions or negotiations). Notwithstanding the foregoing, the restrictions in this Section 6.2 shall not apply with respect to any discussions or negotiations with respect to the Transfer of Shares permitted by Section 2.2.

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6.3            Fiduciary Duties. [Shareholder is entering into this Agreement solely in Shareholder’s capacity as, or any Shareholder’s Representatives’ capacity as, an Owner of Subject Securities, and Shareholder shall not be deemed to be making any agreement in this Agreement in Shareholder’s capacity as, or any Shareholder’s Representatives’ capacity as, or that would limit Shareholder’s or any of Shareholder’s Representatives’ ability to take, or refrain from taking, actions as a director or officer of the Company, in each case, in compliance with the terms of the Merger Agreement.]2

6.4            Notice of Certain Events; Further Assurances.

  (a)            Each party shall notify the other party of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of such party’s representations or warranties in this Agreement.

  (b)            From time to time and without additional consideration, Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

6.5            Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

2 For agreements signed by directors, language to be replaced with:

Shareholder is entering into this Agreement solely in Shareholder’s capacity as an Owner of Subject Securities, and Shareholder shall not be deemed to be making any agreement in this Agreement in Shareholder’s capacity as, or that would limit Shareholder’s ability to take, or refrain from taking, actions as a director or officer of the Company, in each case, in compliance with the terms of the Merger Agreement.

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6.6            Notices. (a)      All notices, requests and other communications to any party hereunder shall be in writing (including email (provided that such email states that it is a notice delivered pursuant to this Section 6.6)) and shall be given, if to Shareholder:

at the address set forth on the signature page hereof.

if to Parent:

365 Retail Markets, LLC
1743 Maplelawn Drive
Troy, Michigan 48084
Attn:	Brittany Westerman
Email:	[***********]

with copies (which shall not constitute notice) to:

Providence Equity Partners L.L.C
500 Boylston Street, 18th Floor
Boston, Massachusetts 02116
Attention:	Scott Marimow
Jennifer Hoh
Joshua Selip
Email:	[***********]
[***********]
[***********]

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention:	James R. Griffin
David Gail
Claudia Lai
Email:	james.griffin@weil.com
david.gail@weilcom
claudia.lai@weil.com

and

Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Attention:	Ramona Y. Nee
Email:	ramona.nee@weil.com

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

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6.7            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.8            Entire Agreement. This Agreement, the Merger Agreement and any other documents delivered by the parties with respect to the subject matter hereof constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties or any of them with respect to the subject matter hereof.

6.9            Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Shareholder.

6.10          Assignment; Binding Effect; No Third party Rights. Except as provided herein, no party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement without the consent of the other party hereto, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Shareholder and Shareholder’s heirs, estate, executors and personal representatives and Shareholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

6.11          Non-Recourse. This Agreement may only be enforced against, and any Claim based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, shareholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, shareholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any party under this Agreement or for any proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Parent against the Shareholder, in no event shall the Parent or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

6.12          Survival. The representations, warranties, covenants and agreements of the Shareholder and Parent contained herein shall not survive the Agreement.

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6.13          Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without any proof of actual damage (and in addition to any other remedy that may be available to it, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.13, and Shareholder irrevocably waives any right Shareholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.14          Non-Exclusivity. The rights and remedies of the parties under this Agreement are not exclusive of or limited by any other rights or remedies which the parties may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the parties under this Agreement, and the obligations and liabilities of the parties under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all Applicable Law.

6.15          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

  (a)            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles, except that matters related to the Merger that are exclusively governed by the internal laws of the Commonwealth of Pennsylvania or the State of Delaware shall be subject to the internal laws of such jurisdiction, as applicable.

  (b)            Each of Parent and Shareholder irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware, for the purposes of any suit, action or other proceeding arising out of or related to this Agreement, the other agreements contemplated hereby or any transaction contemplated hereby (or, only if the Court of Chancery of the State of Delaware does not have jurisdiction over a particular matter, any federal or state court of competent jurisdiction located within the State of Delaware) (the “Chosen Courts”). Each of Parent and Shareholder agree to commence any action, suit or proceeding relating hereto in the applicable Chosen Courts pursuant to the immediately preceding sentence. Each of Parent and Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the applicable Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of Parent and Shareholder irrevocably waive any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. Notwithstanding the foregoing, the parties agree that a final trial court judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the addresses set forth in Section 6.6 shall be effective service of process for any suit, action or proceeding brought in any such court.

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  (c)            EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE MERGER, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.16          Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Delivery of an executed counterpart of a signature page to this Agreement by “.pdf” format, scanned pages or electronic signature such as DocuSign shall be effective as delivery of a manually executed counterpart to this Agreement.

6.17          Captions. The captions contained in this Agreement are for convenience of reference only and shall be ignored in the construction or interpretation hereof.

6.18          Waiver. Any provision of this Agreement may be waived at any time prior to the Effective Time if, but only if, such waiver is in writing and is signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

6.19          Independence of Obligations. The covenants and obligations of the parties set forth in this Agreement shall be construed as independent of any other Contract between the parties. The existence of any claim or cause of action by a party against the other party shall not constitute a defense to the enforcement of any of such covenants or obligations against such party. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Shareholder under any agreement between Shareholder and Parent or any certificate or instrument executed by Shareholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Shareholder under this Agreement.

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6.20          Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections are to Sections of this Agreement unless otherwise specified. The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “shall” shall be construed to have the same meaning as the word “will.” Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends, and such shall not mean simply “if.” The word “or” shall not be exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Unless otherwise specified, references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or Contract are to that agreement or Contract as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The phrase “date of this Agreement” shall be deemed to refer to the date set forth in the preamble of this Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date; and, if no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). Unless otherwise specified in this Agreement, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. References to days shall refer to calendar days unless Business Days are specified. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars.

6.21          Termination. This Agreement shall automatically terminate and become void and of no further force or effect at the Expiration Date. Following the termination of this Agreement, all obligations of each party hereto will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect of this Agreement or the obligations hereunder, and no party hereto shall have any Claim against another party (and no Person shall have any rights against another party hereto), whether under contract, tort or otherwise, with respect to this Agreement or the obligations under this Agreement; provided that notwithstanding the foregoing, nothing in this Agreement or any termination of this Agreement shall relieve any party from liability from any Willful and Material Breach of this Agreement prior to such termination.

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In Witness Whereof, the parties have caused this Agreement to be executed as of the date first written above.

365 Retail Markets, LLC

By:

Name

Title

Signature Page to Voting and Support Agreement

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Shareholder

Signature

Printed Name

Address:

Email Address:

Shares Held of Record	Company Equity Awards	Additional Securities Beneficially Owned

Signature Page to Voting and Support Agreement